MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT ("Agreement") is made and entered into as of the 30th day of November, 1995, by and between LATINOCARE MANAGEMENT CORPORATION, a California corporation ("Manager"), and LATINOCARE NETWORK MEDICAL GROUP, INC., a California professional corporation ("IPA").

                                    RECITALS

I. IPA is a California professional corporation duly organized under the laws of the State of California and operated as an individual practice association, which enters into agreements with organizations such as health care service plans (HMOs), preferred provider organizations (PPOs), exclusive provider organizations (EPOS), and other purchasers of medical services (hereinafter collectively referred to as "Plans") for the arrangement of the provision of health care services to subscribers or enrollees of said Plans (the "Practice"); and

     A. IPA has entered into written agreements with physicians and other health care professionals ("Participating Providers") to provide or arrange for the provision of health care services to subscribers or enrollees of Plans who have or will contract with IPA for health care services; and

     B. In addition to providing or arranging for the provision of health care services to subscribers or enrollees of Plans, IPA has also agreed to perform a variety of administrative and management services in connection with the provision of health care services to subscribers or enrollees of Plans; and

     D. Manager is in the business of providing management and administrative services, and has developed a system of operations, management and marketing for independent practice associations engaged in providing health care services; and

     E. IPA desires to devote all of its time to arranging for the delivery of health care services to Plan subscribers or enrollees, and in connection therewith desires to obtain the professional assistance of Manager in managing the business aspects of the Practice; and,

     F. Manager desires to provide IPA with the necessary support to manage the business aspects of the Practice, including but not limited to clerical and billing services, claims pursuit and collection, cash flow management, marketing and general administrative services (collectively, "Management Services"), to enable IPA to concentrate on the development of the professional. aspects of the Practice; and
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     NOW  THEREFORE,  in  consideration  of the mutual  covenants and conditions hereinafter set forth and in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. Premises.

     Pursuant to the Master Lease specified below, Manager shall provide adequate IPA administrative office space at the address described therein (the "Premises") and facilities for the operation of the IPA administrative office with leasehold improvements, auxiliary services and utilities in order that IPA may effectively perform its functions and duties.

     In consideration of the sums to be paid to Manager under the terms of this Agreement, Manager hereby leases to IPA during the term of this Agreement the facilities and leasehold improvements at the Premises and the furniture, fixtures and equipment (the "FF&E") listed on Exhibit "B" attached hereto and incorporated herein by this reference, under the following terms and conditions:

     1.1. Manager is the lessee under a lease for the Premises (the "Master Lease") a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference. IPA hereby acknowledges that the Premises described in the Master Lease are suitable for the IPA's administrative office space. Based and contingent upon IPA's promise to timely pay all amounts due under this Agreement, Manager hereby agrees to sublease a portion of the leased Premises to IPA upon the following terms and conditions:


          1.1.1. This sublease between Manager and IPA of the Premises shall be subject to all of the terms and conditions of the Master Lease. In the event of the termination of Manager's interest as lessee under the Master Lease for any reason, then the sublease created hereby shall simultaneously terminate unless IPA is willing to assume the obligations under the Master Lease and the Lessor consents thereto.

          1.1.2. All of the terms and conditions contained in the Master Lease are incorporated herein as terms and, conditions of the sublease (with each reference therein to "Lessor" and "Lessee," to be deemed to refer to Manager and IPA, respectively) and, along with the provisions of this
     Section 1.1 and Exhibit "A," shall be the complete terms and conditions of the sublease created hereby.
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          1.1.3.  Notwithstanding  the  foregoing,,  as between Manager and IPA,
     Manager shall remain responsible for meeting the obligations of "Lessee" under the sections entitled Rent, Additional Rent Adjustment, Insurance on Fixtures, Liability Insurance, Repairs, and Taxes of the Master Lease, and IPA shall have no monetary obligation in that regard. In addition, as between Manager and IPA, Manager shall retain all rights to exercise any options to purchase the Premises, or other similar rights of ownership or possession, which may be granted under the Master Lease, and IPA shall have no rights in that regard.

          1.1.4. In the event this Agreement is terminated according to its terms, this sublease shall also terminate automatically.

          1.1.5. If the Master Lease contains an option to renew the term thereof, Manager shall notify IPA, at least thirty (30) days prior to the expiration of the time for exercising such option, of Manager's intention to renew or not to renew such term. If Manager determines not to renew such term, Manager shall, at IPA's option and upon the consent of the Landlord in accordance with the terms of the Master Lease, assign the Master Lease to IPA, including Manager's right to renew the term thereof.

         2.   Provision of Furniture, Furnishings and Equipment.

     Manager hereby provides to IPA, and IPA hereby leases from Manager, all the FF&E, which FF&E IPA agrees are suitable and sufficient for IPA's use in the operation of the Practice at the Premises and are generally in good repair. The use by IPA of said FF&E shall be subject to the following conditions:


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     2.1.  Title to all of the FF&E shall  remain in  Manager at all times,  and
upon  the  termination  of  this  Management  Services   Agreement,   IPA  shall
immediately surrender the FF&E to Manager in as good condition as of the date hereof, normal wear and tear excepted. Alternatively, IPA, in its sole discretion, shall have the option to purchase any, or all of the FF&E upon termination hereof. IPA shall exercise such option, if at all, by giving Manager written notice of same (the "Notice") within twenty (20) days of the effective date of termination hereof. Upon exercise of such option, Manager shall convey to IPA within thirty (30) days of the effective date of termination hereof, all of the FF&E identified in the Notice, together with (i) any manufacturer's warranties that Manager has received in connection with such FF&E and (ii) a bill of sale or such other instrument of conveyance as is reasonably necessary to accomplish said purchase; and IPA shall simultaneously convey to Manager the purchase price for said FF&E. The purchase price shall be paid all in cash, and shall equal the fair market value of the FF&E.

     2.2. Manager shall be responsible for all repairs and maintenance of the FF&E other than damage caused by negligence or willful misuse by IPA; provided, however, IPA shall employ reasonable efforts to prevent damage to and excessive wear of the FF&E, and shall promptly notify Manager of any needed repairs thereto.

     2.3. Manager shall be responsible for all property taxes and other assessments relating to or arising out of ownership or use of the FF&E that accrue on and after the date hereof.

     2.4. Manager shall provide and maintain, at its expense, such additional or replacement FF&E as the Practice reasonably requires from time to time, as determined by Manager in its sole discretion, in consultation with IPA. Such additional or replacement FF&E shall be subject to all of the terms of Section
2.1 above.

     2.5. IPA may provide additional equipment at the Practice ("IPA Equipment") at its sole cost and expense. IPA shall be responsible for all repairs, maintenance and replacement of, as well as all property, taxes and other assessments relating to or arising out. of ownership or use of, such additional equipment, unless IPA requests that Manager provide such repairs, maintenance and replacement upon such terms and conditions as the parties may agree including, without limitation, an increase in the Management Fee (as defined in
Section 8 below). Title to said IPA Equipment shall remain in IPA's name at all times.
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     2.6. All revenues of the IPA derived  directly or  indirectly  from any and all FF&E or IPA equipment located at or used in connection with the Practice, shall be included in "Revenues" as defined in Exhibit "E."


          3.   Manager Responsibilities

     3.1. During the term of this Agreement, IPA engages Manager to serve as its sole and exclusive manager for and on behalf of IPA and hereby grants Manager the authority and responsibility, as specifically set forth herein, to supervise and manage the day to day operation of the IPA and Manager agrees to furnish to IPA those Management Services in a manner to enable IPA's compliance with the management and administrative requirements of Plans, and in accordance with the performance standards set forth in Exhibit "C".

                   3.1.1.     General Administrative Services

          Manager shall provide general business management, administration and supervision for the business operations of IPA, which shall include secretarial and other office personnel support services, staff support for IPA'S board of directors and committee meetings, administrative record keeping, and other similar administrative services required in the day-to-day operation of IPA.

                   3.1.2.  Accounting and Financial Management Services.

               3.1.2.1. Manager shall, pursuant to IPA's instructions, establish bank accounts in the name of IPA ("Accounts") for the deposit of all sums received by IPA for services provided to Members. IPA agrees that Manager shall have the authority to deposit checks and funds received by IPA in Accounts. Manager shall further have the authority to make transfers of funds to jointly authorized Accounts arid further, manager shall have the authority to sign checks and stop payment on any checks drawn on Accounts.

               3.1.2.2. Manager agrees to reconcile checks written with bank statements on a monthly basis;


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               3.1.2.3.  Manager agrees to make recommendations  regarding check signature approvals and banking procedures of IPA;

               3.1.2.4. Manager agrees to prepare balance sheets and income statements on a monthly basis, during the term of this Agreement. Such financial statements shall not be audited statements. Manager agrees to cooperate with, any annual audit IPA obtains at, its sole cost and expense by an independent public accountant selected by IPA;

               3.1.2.5. Manager shall receive and deposit on a timely basis capitation and other payments received by IPA;

               3.1.2.6.  Manager shall  calculate  primary care  capitation  and specialty, ancillary and other payable claims based on the records provided by the Plans and shall prepare checks to pay such amounts due and shall mail said payments to the respective Participating Providers;

               3.1.2.7. Manager shall monitor Plan subscribers or enrollees exceeding stop loss deductibles and communicate with Plans orally or in writing to seek reimbursement on behalf of IPA;

               3.1.2.8. Manager shall bill other payors for coordination of benefits and other third party liability payments according to the terms of the Plan/IPA Agreements;

               3.1.2.9. Manager shall distribute any bonus/hospital risk sharing settlements according to policies and procedures adopted by IPA;

               3.1.2.10. Manager shall monitor any other revenue receipt programs Plans may have, including but not limited to pre-existing pregnancy recovery, and seek reimbursement from said Plans.

                  3.1.3. Office Service; Billing.

          Manager shall provide bookkeeping and accounting services, including, without limitation, maintenance, custody and supervision of IPA's business records, papers and documents, ledgers, journals and reports, and the preparation, distribution and recording of all bills and statements for
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     professional  services  rendered by IPA,  as, well as all reports and forms required by applicable third party payors. IPA shall at all times have the ultimate responsibility for setting all fees for professional services. All billings for services rendered to patients by the Practice shall be made under IPA's name and provider number(s), and Manager shall act as IPA's agent in the preparation, rendering and collection of such billings. IPA hereby appoints Manager for the term hereof as its true and lawful agent for the following purposes:

               3.1.3.1. to bill patients in IPA's name and on its behalf;

               3.1.3.2.  to  collect  accounts  receivable   generated  by  such
          billings in IPA's name and on IPA's behalf;

               3.1.3.3. to receive on behalf of IPA payments from the patients, Plans, Medicare, Medicaid, and all other third-party payors;

               3.1.3.4. to take possession of and deposit in the name and on behalf of IPA to one or more Accounts designated by IPA any notes, checks, money orders, insurance payments, and any other instruments received as payment of accounts receivable; and

               3.1.3.5. to collect in IPA's name and on its behalf all collections of Gross Revenues (as defined in Exhibit "B" hereto).

          3.1.4. Claim Settlement; Exculpation. IPA acknowledges and agrees that Manager shall have discretion to compromise, settle, write off or determine not to appeal a denial of any claim for payment for any particular professional service rendered at the Practice; provided, however, that Manager shall consult with IPA regarding the resolution of difficult claims. Further., IPA agrees to hold harmless Manager and. its officers, directors, agents, contractors, representatives and employees, from and against any and all liability, loss, damages, claims, causes of action, and expenses associated therewith (including, without limitation, attorneys fees) caused or asserted to, have been caused, directly or indirectly, by or as a result of any acts, errors or omissions hereunder of Manager or any of its officers, directors, agents, contractors, representatives and employees, in performing Manager's billing or collection duties hereunder.

          3.1.5. Business Planning. Within sixty (60) days prior to the beginning of each fiscal year of IPA, Manager and IPA shall jointly prepare and/or revise short and long-term strategic and business plans for such
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     fiscal year and the following five years,  which shall include  information with respect to IPA's major business objectives, anticipated revenues and expenses, capital expenditures, cash flow, managed care plan patient volume and staffing projections, and a discussion of anticipated changes, if any, in utilization, reimbursement rates and other significant criteria. The
     business  plans  will  reflect,   in  reasonable  detail,  the  anticipated
     revenues, expenses, and sources and uses of capital for growth and expansion.

          3.1.6. Financial Reports. Furnishing to IPA monthly and annual financial reports reflecting the IPA's financial status, provided that Manager shall have no obligations with respect to any shareholder's of IPA personal finances or any tax returns of the IPA or any shareholder of IPA.

          3.1.7.  Provider  Contract  Administration.  During  the  term of this
     Agreement,   Manager  shall  provide  the   following   provider   contract
     administration services to IPA:

               3.1.7.1. Identify and solicit participation of health care providers identified by the IPA as necessary for IPA operations;

               3.1.7.2. Review and make recommendations regarding the business terms of agreements between IPA and Participating Providers;

               3.1.7.3.   Make   recommendations   regarding   compensation   to
          Participating Providers;

               3.1.7.4.   Make  recommendations   regarding  the  definition  of
          primary, specialty and ancillary services;

               3.1.7.5. Instruct all Participating Providers and their office staff regarding established IPA policies and procedures at least annually during the term of this Agreement.

               3.1.7.6. Coordinate the preparation, negotiation and renewal of IPA Participating Provider Agreements.

          3.1.8. Administer Member Eligibility Process. Manager shall provide the following services regarding administration of the member eligibility process:

               3.1.8.1. Maintain and update a current eligibility list of Plan subscribers and enrollees under all Plan agreements;

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               3.1.8.2.  Verify eligibility on claims and referrals based on the most current information provided by Plans;

               3.1.8.3.   Administer  a  system  for   retroactive   eligibility
          determination and assist IPA in identifying outstanding accounts, receivable from ineligible patients.

          3.1.9. Utilization Management/Quality Assurance. Manager agrees to provide the following services regarding utilization management and quality assurance.

               3.1.9.1. Manager shall develop a proposal outlining the structure and functions of an IPA utilization and quality management plan after reviewing the requirements of each Plan. IPA agrees, following review of Manager's recommendations, to adopt an IPA utilization and quality management plan which includes a list of services for which Manager has received authority from IPA to authorize services provided. In authorizing said services, Manager shall be the agent of IPA;

               3.1.9.2. Manager shall implement systems, programs and procedures necessary for IPA and Participation Providers to perform utilization and quality management.

               3.1.9.3.   Manager   shall   recommend   procedures   for   prior
          authorization of elective, urgent and emergent out-patient ambulatory surgery and hospital procedures;

               3.1.9.4. Manager shall assist IPA with prospective, concurrent and retrospective review of medical procedures in accordance with IPA policies and Plan requirements;

               3.1.9.5. Manager shall provide data regarding the use of outpatient and inpatient services by provider to IPA;

               3.1.9.6. Manager shall provide data regarding the use of noncontracting providers;

               3.1.9.7. Manager shall provide secretarial support, logs, and minutes to the Medical Director and the UR/QA Committee of IPA;

               3.1.9.8.  Manager  shall  assist  Medical  Director and the UR/QA
          Committee in responding to Plan Member grievances based on the instructions of the Medical Director;

               3.1.9.9.  Manager shall  provide  staff  assistance to IPA in the credentialing process IPA is required to conduct to assure that providers have current licenses and medical staff privileges.
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          3.1.10.  Supplies.  Manager  shall  order and  purchase  all  supplies required by IPA in connection with the operation of the Practice, including furnishing to IPA all necessary forms, supplies, postage and duplication services, provided that all supplies acquired and services provided shall be reasonably necessary in connection with the day-to-day operations of the Practice.

          3.1.11. Filing of Reports. Manager shall prepare and file all forms, reports, and returns required by law in connection with unemployment insurance, workers' compensation insurance, disability benefits, social security, and other similar laws (excluding income or franchise tax forms of IPA or any of IPA's shareholders, employees or contractors or providing any other tax-related services on their behalf) now in effect or hereafter imposed.

          3.1.12. Marketing. Subject to IPA's prior approval, Manager will assist IPA in IPA's marketing and advertising of the health care services provided by IPA. Manager, shall provide and be principally responsible for marketing and advertising service's for IPA and prepare signs, brochures, letterhead, advertisements, and other marketing materials for IPA. Manager may, at its discretion, contract with third parties to assist it in the provision of IPA marketing and public relations services, should Manager deem such action advisable. Manager shall produce and distribute such written descriptive, materials concerning IPA's professional services, subject to the prior approval of IPA, as may be necessary or appropriate to the conduct of the Practice. In providing such marketing services, Manager is acting solely in its capacity as administrator for the IPA. At no time shall Manager hold itself out as providing, or actually provide, medical services on behalf of IPA. All such marketing services shall be conducted in accordance with the laws, rules, regulations and guidelines of all applicable governmental and quasi-governmental agencies, including but not limited to the Medical Board of California.

          3.1.13. Professional and Other Services. Manager shall be responsible for arranging and paying for payroll, legal and accounting services related to IPA operations in the ordinary course of business, including the cost of enforcing any managed care plan, physician or subcontractor contracts, but excluding the cost of malpractice suits.

          3.2. Managed Care Contracting

          3.2.1.  Manager  shall act as IPA's  exclusive  agent in  seeking  and
     negotiating  managed  care  contracts  ("Contracts").   Manager  is  hereby
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     authorized to negotiate  all terms of the  Contracts.  IPA hereby  appoints
     Manager for the term hereof as its true and lawful agent to perform all actions contemplated by this Section including, without limitation, the preparation, negotiation, renewal and execution of Contracts on IPA's behalf and binding IPA to performance thereunder, provided that the Plan with whom each Contract is entered agrees to pay an amount for IPA's professional services thereunder equal to or greater. than the minimum rate that IPA shall specify to Manager. IPA shall complete and execute the Power, of Agency attached hereto as Exhibit "D."

          3.2.2. Manager shall also be responsible for general monitoring of, IPA compliance with the requirements, terms and conditions of Plan Contracts.

          3.2.3. Manager shall notify and provide copies to IPA of each Contract (together with all related materials received from the applicable Plan) that Manager executes as IPA's agent. IPA shall comply with all terms of each Contract including, without limitation, the terms of all documents or instruments incorporated therein by reference and all documents or instruments related there to that Manager executes or agrees to on IPA's behalf, as well as all applicable law. IPA further agrees that an essential term of this Agreement is IPA's undertaking to provide cost-effective medical care consistent with accepted medical practices prevailing in the IPA's service area.

          3.2.4. Nothing in this Agreement shall prevent Manager from entering into similar agreements with Plans on behalf of other independent practice associations, medical groups, physicians, health care professionals or entities, comprised of physician or health care professionals.

          3.2.5. IPA acknowledges and agrees that (i) Manager shall in no way be responsible for payment of any sums payable to IPA under any such Contract (whether by any Payor or otherwise), and (ii) Manager in no way guarantees or insures the payment to IPA of any such amounts.

          3.3. Personnel.

     Manager shall employ or contract with and provide all necessary personnel, including quality assurance, utilization review, claims processing, secretarial and clerical personnel as are reasonably necessary for the conduct of the Practice (collectively, "Manager Personnel(degree)). Manager shall, in its sole and absolute discretion, determine the types and numbers of personnel and the number of hours and schedules of said personnel it determines are necessary or

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appropriate to provide the administrative and management services to be provided pursuant to this Agreement; provided, however, that the overall cost of such Manager Personnel shall not exceed the costs for such allocated in the IPA Business Plan prepared pursuant to Section 3.1.5 hereof. Manager shall provide such personnel at its sole cost ;and expense and such personnel may, at the sole and absolute discretion of Manager, be employees or independent contractors of
Manager.   Manager   shall  have  sole  control  over   promotion  and  employee
disciplinary and termination matters with respect to Manager Personnel.

     3.4. Notwithstanding the delegation of management and administrative functions to Manager pursuant to this Agreement, IPA and its board or directors or other governing body shall retain and exercise ultimate control and authority over the direction, policies, management and operation of IPA at all times. Therefore, management and administrative functions delegated to IPA pursuant to this Agreement shall be performed in a manner consistent with the general policies and directives of IPA. All professional medical and healthcare services provided to subscribers or enrollees shall be ,the ultimate responsibility of the IPA's Participating Providers. IPA shall use its best efforts to cause Participating Providers to cooperate with Manager in the implementation of the, protocols, programs, policies, and procedures developed for IPA by Manager.

     3.5. Manager is hereby expressly authorized by IPA to perform all services, required of Manager pursuant to the terms of this Agreement in the manner Manager deems reasonable and appropriate to meet the day-to-day requirements of IPA. To the extent required or desirable to enable Manager to perform such services, IPA hereby appoints Manager for the term hereof as its true and lawful agent. IPA acknowledges and agrees that Manager may subcontract with other persons or entities, including entities related to Manager by ownership or control, to perform any part or all of the services required of Manager hereunder.

     3.6. Upon the request of IPA, Manager shall, provide or arrange for the provision of additional services, beyond those described herein. Any additional services provided by Manager are subject to Manager's capacity and availability to provide the services so requested. Should Manager provide such, additional services, IPA agrees to pay Manager for such services at its then current rates as a supplemental payment to the Management Fee described herein.

     3.7. Notwithstanding any other provision contained herein, Manager shall not be liable to IPA and shall not be deemed to be in default hereunder for the failure to perform, or provide any of the services, personnel or other
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obligations to be performed or provided by Manager pursuant to this Agreement if such failure is a result of collective bargaining, a labor dispute, act (s) of God, or any other event which is beyond the reasonable, control of Manager or which was, not reasonably foreseeable by Manager.

     4. Responsibilities of IPA.

     4.1. IPA covenants and agrees that, at all times during the term of this Agreement and any extension thereof, it shall conduct all corporate activities required by its Articles of Incorporation and Bylaws, including but not limited to election of a Board of Directors, election of Officers, appointment of a Medical Director, appointment of committee members including but not limited to the Utilization Review and Quality Assurance Committees. IPA shall be solely responsible for payment of any and all compensation, payroll taxes, fringe benefits, disability insurance, workers' compensation insurance and any other benefits of all such individuals.

     4.2. IPA shall not enter into any agreements with Participating Providers unless such Participating Providers have: (i) current unrestricted licenses to practice their; respective professions in the State of California and (ii) current unrestricted Federal Drug Enforcement Agency ("DEA") numbers. In addition, where IPA contracts with individual physicians, such physicians shall have medical staff membership at the hospitals required by Plans and where IPA contracts with licensed clinics and medical groups, at least one primary care physician practicing at each clinic or medical group shall have medical staff membership at the hospitals required by Plans. IPA further agrees to establish procedures to ensure that Participating Providers ,meet these requirements on an, ongoing basis. Manager shall reasonably cooperate with and assist IPA to meet its obligations under this Section 4.2; provided however, that IPA acknowledges and agrees that it shall retain ultimate responsibility for meeting such obligations.

     4.3. IPA shall provide or arrange for professional medical services for Plan subscribers and enrollees in; compliance with ethical standards, laws and regulations applying to the medical profession.) IPA agrees to use its best efforts in providing or arranging for medical services, selecting Participating Providers and in implementing quality assurance and utilization review programs in order to provide high quality, cost efficient medical care. IPA's quality assurance and utilization review program shall, at all times, meet the requirements established by Plans and state of federal laws.

     4.4. IPA covenants and agrees that it shall take reasonable, good faith efforts to maintain its business consistent with its current operations and with any expansion contemplated by the business plans referenced in Section 3.1.5 of this Agreement. IPA acknowledges and agrees that Manager may require the employment or contracting with additional physicians (or other health care professionals) should IPA not maintain its business as contemplated above.

     4.5. IPA ,shall, at its sole cost and expense, procure and maintain at all times during the term of this Agreement comprehensive general and professional liability insurance covering all activities of IPA directly or indirectly relating to IPA, each policy in a minimal, amount of $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate. The afore described comprehensive general and professional liability insurance shall be issued by a company or companies authorized to do business in California with a financial rating of at least A:12 or better in "Best's Key Rating Guide" or its equivalent. In the event IPA procures a "claims made" policy as distinguished from an "occurrence" policy, IPA shall procure and maintain at its sole cost and expense, prior to termination of such insurance, "tail" coverage to continue and extend coverage complying with this Agreement after the end of the "claims made" policy. Upon reasonable request from Manager, IPA shall cause to be~ issued to Manager proper certificates of insurance, evidencing that the foregoing provisions of this Agreement have been, complied with, and said certificates shall provide that prior to any cancellation or change in the underlying insurance during the policy period, the insurance carrier shall first give thirty (30) calendar days written notice to Manager.

     4.6. IPA Shall ensure that Participating Providers procure and maintain professional liability insurance with minimum coverage amounts of $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate. IPA shall ensure that any Participating Provider who procures insurance required hereunder on a "claims made" rather than an "occurrences" form will obtain either extended reporting insurance coverage (tail coverage) with liability limits equal to those most recently in effect prior to the day of termination of such Participating Provider's contract with IPA, or will enter into such other arrangements as shall reasonably assure the maintenance of coverage for such Provider, IPA, and Manager against the risk of loss in respect of professional services rendered by such provider while this Agreement was in effect and for a period of not less than seven (7) years after the date of termination of this Agreement.

     4.7. IPA acknowledges and agrees that it is solely responsible for making all required reports to the Medical Board
                                      -14-
of California under Section 805 of the California Business and Professions Code andl1llthe National Practitioner Data Bank

     4.8. IPA acknowledges and agrees that it shall reasonably assist and cooperate with Manager to meet all of Manager's obligations under this Agreement, including, approval of agreements and provision of information. IPA acknowledges and agrees that Manager shall have no liability for IPA's failure to pay any and all of IPA's debts and expenses.

     5. Term: Termination.

     5.1. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall expire on the twenty fifth (25th) annual anniversary hereof unless earlier terminated as provided below. The term of this Agreement shall be automatically extended for additional terms of ten (10) years each, unless either party delivers to the other, not less then twelve (12) months nor earlier than fifteen (15) months prior to the expiration of the preceding term, written notice of the party's intention not to extend the term of this Agreement.

     5.2. Termination for Cause. Either party may terminate this Agreement for cause at any time during the Term, immediately upon written notice (except as otherwise provided below). For purposes of this Section 5.2 "cause" shall include, without limitation, the following:

          5.2.1. If either party fails to materially perform any obligation required hereunder, and such default shall continue for thirty (30)
     calendar days after written notice from the other party specifying the nature-and extent of failure to materially perform such obligation, this Agreement shall terminate automatically and immediately upon the expiration of said thirty (30) calendar day period; provided, however, that if the obligation which the defaulting party fails to perform is other than the failure to make payment of money, and greater than thirty (30) calendar days are required to perform said obligation then such party shall not be in default of this Agreement and the Agreement shall not terminate as provided hereinabove if such party commences performance within said thirty day period and diligently pursues said obligation to completion.

          5.2.1.2. If either party shall apply for or consent to the appointment of a petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or answer seeking reorganization or arrangement with creditors, or take advantage of arty insolvency, or if any order, judgment, or
                                      -15-
     decree shall be entered by any court of competent jurisdiction on the application of la creditor or otherwise adjudicating either party bankrupt or approving a petition seeking reorganization of either party or appointment of a receiver, trustee or liquidator of either party or all or a substantial part of its assets, and such order, judgment or decree shall continue stayed and in effect for sixty (60) calendar days after its entry, termination shall be effective automatically and immediately upon the occurrence of the foregoing.

     5.3. Jeopardy. In the event the performance by either party hereto of any term, covenant, condition or provision of this Agreement should be determined by a state or federal court or governmental agency to be in violation of any statute; ordinance, or be otherwise deemed illegal ("Jeopardy Event"), then the parties shall use their bet efforts to meet forthwith and attempt to negotiate an amendment to this Agreement to remove or negate the effect of the Jeopardy Event. In the event the parties are unable to negotiate such an amendment within thirty (30) days following written notice by either party of the Jeopardy Event, then either party may terminate this Agreement immediately upon written notice.

     6. Representations and Warranties of IPA.

     The following representations and warranties of IPA are made to Manager for the purpose of inducing Manager to enter into this Agreement. IPA represents and warrants as follows:

     6.1. IPA is a professional corporation duly organized, validly existing and, in good standing under the laws of the State of California and has all necessary corporate powers, to own its properties and to operate pursuant to its corporate purposes.

     6.2. IPA's Board of Directors has all requisite power to execute, deliver and perform this Agreement. Neither the execution and delivery of this Agreement, nor the consummation and performance of the transaction contemplated in this Agreement, shall constitute a default or an event that would constitute a default under, or violations or breach of, IPA's Articles of Incorporation, Bylaws or any license, lease, franchise, mortgage, instrument, or other agreement to which IPA may be bound.

     6.3. IPA has furnished Manager full and complete copies of all contracts and agreements affecting IPA including, but not limited to, all contracts to which IPA is a party.

     6.4. IPA and any and all physicians providing services to Plans have each complied with, and are not in violation of, applicable federal, state or local statutes, laws and regulations including, but not limited to, statutes, laws and regulations regarding the practice of medicine and surgery in California, participation in the Medicaid and Medicare program; or the operation of IPA and all applicable standards of practice relating to the provision of professional services hereunder.

     6.5. IPA and any and all Participating Providers providing services for the IPA have each obtained and currently maintain all necessary licenses, permits, contracts, and approvals required by federal, state or local statutes and regulations for the proper conduct of the business of the IPA as it is now being conducted and have been approved by the Board of Directors or its properly designated committee, as documented by written committee minutes.

     6.6. There is no action, suit, proceeding, investigation or litigation outstanding, pending or, to the best of IPA's knowledge, threatened, affecting IPA other than routine patient collection matters and professional liability cases adequately covered by insurance:

     6.7. IPA represents and warrants that each IPA Participating Provider is as of the date hereof, and shall at all times during the term hereof be and remain:

          6.7.1. duly licensed to practice medicine within the State of California and in possession of a federal DEA number, all without limitation, restriction or condition what so ever;

          6.7.2. entitled to receive Medicare land Medicaid reimbursement without limitation, restriction or condition whatsoever;

          6.7.3.  in  compliance  with the insurance  requirements  set forth in
     Section 4.5 hereof.

     6.8. IPA represents and warrants that it and each IPA Participating Provider shall W comply with all applicable governmental laws, regulations, ordinances, and directives and (ii) perform his or her work and functions at all times in strict accordance with currently approved methods and practices in his or her field.

     6.9. IPA shall ensure that Manager shall be entitled to appoint a representative who will be permitted to attend meetings of the IPA's Board of Directors and Shareholders (except when specified matters may be discussed, including peer
                                      -17-
review matters and matters relating to evaluations of the performance of Manager under this Agreement I).

     6.10. IPA shall not take any of the following actions without the prior written consent of Manager (which consent shall not be unreasonably) withheld or delayed): (a) borrow funds not contemplated by the business plans referenced in
Section 3.1.5 hereof or sell, transfer or encumber any of IPA's assets with a value in excess of one hundred thousand dollars ($100,000); (b) merge, consolidate or affiliate with any other entity; or (c) initiate any corporate reorganization, merger, affiliation or dissolution.

     7. Representations and Warranties of Manager.

     The following representations and warranties of Manager are made to IPA for the purpose of inducing IPA to enter into this Agreement. Manager represents and warrants as follows:

     7.1. Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate powers to own its properties and to operate pursuant to its corporate purposes.

     7.2. Manager has all requisite power to execute, deliver and perform this Agreement. Neither the execution and delivery of this Agreement, nor the consummation and performance of the transactions contemplated in this Agreement, shall constitute a default, or an event that would constitute a default under, or violation or breach of, Manager's Articles of Incorporation, Bylaws or any license, lease, franchise, mortgage, instrument, or other agreement to which Manager may be bound.

     7.3. There is no action, suit, proceeding, investigation or litigation outstanding, pending or, to the best of Manager's knowledge, threatened, affecting Manager.

     7.4 Acting as the sole and exclusive manager on behalf of IPA, Manager agrees, during the term of this Agree lent, not to establish any other independent practice association) to act as direct competition with IPA in the State of California. Direct competition is defined as any independent practice association that would primarily provide health care services to the Hispanic population in the State of California.

     8. Management Fee.

     Manager shall be entitled to compensation for its Management Services and other obligations hereunder as set forth in Exhibit "E" attached hereto ("Management Fee").


     9. Rights of Manager Upon Termination.

     9.1. In the event of the termination of the Agreement for any reason, including without limitation the breach of this Agreement by either party, Manager shall be entitled,, to recover (out of the Account's (as defined in Section 3.1.2.1 hereof) or otherwise) from IPA its Management Fee with respect to all Revenues (As defined in Exhibit E hereof) of the IPA that have accrued on or before the date of termination, and all additional fees, advances and other charges owed to Manager that had accrued but were unpaid as of the date of termination.

     9.2. Upon, the effective date of termination of this Agreement, IPA shall thereafter be automatically relieved and released from all further liability and obligation hereunder except for: (a) the payment of any accrued but unpaid
Management Fees, additional fees, advances and other charges due under this Agreement; (b) IPA's obligation to cease from any further use of the Proprietary Information of Manager as set forth in Section 13.1 herein; (c) IPA's obligation to obtain "tail" insurance as set forth in Section 4.5I, herein; and (d) IPA's obligation not to hire any employee, independent contractor, consultant or agent of Manager as set forth in Section 13.2 herein.

     10. Security for Management Fee; Bank Account.

     IPA hereby grants in favor of Manager a lien upon and security interest in and to all of IPA's billings and accounts receivable with respect to health care services rendered by IPA's Participating Providers as security under the California Commercial Code for payment of the unpaid balance of all Management Fees and any other sums due to Manager hereunder, and IPA shall, upon request, execute, acknowledge and deliver to Manager a Uniform Commercial Code Financing Statement, in a form and content acceptable to Manager covering such collateral. Manager's right to enforce its security on all such billings and receivables shall continue after termination of this Agreement until all sums owed to Manager by IPA are plaid in full. IPA shall complete and execute the Security Agreement attached hereto as Exhibit "F."

     11. Assignable Option Agreement: IPA.

     As a condition of Manager's execution of this, Agreement, IPA and IPA's shareholders shall complete and execute the Assignable Option Agreement attached hereto as Exhibit "G"

     12. Indemnification.

     Each party shall indemnify, defend and hold harmless the other, its officers, directors, agents, contractors, representatives and employees, and each of its affiliates from and against any and all liability, loss, damages, claims, causes of action, and expense's associated therewith (including without limitation attorneys' fees) caused or asserted to have been caused, directly or indirectly, by or as a result of any acts, errors or omissions hereunder of the other, its contractors, shareholders, employees or agents during the term hereof. The provisions of this section shall survive the expiration or earlier termination of this Agreement.

     13. Proprietary Information.

          13.1. At all times during the term hereof and following the expiration or earlier termination of this Agreement, all trade secrets and proprietary confidential information of IPA and Manager, including without limitation, all forms of contracts and other business documents or information of IPA and Manager, whether currently or in the future developed or maintained by IPA or Manager and including any and all deletions, additions, modifications and amendments thereto (collectively, "IPA or Manager's Proprietary Materials"), shall be the exclusive, sole and absolute property of the party that develops such. Both parties acknowledge and agree that the other party has developed their Proprietary Materials at significant expense, and that said Proprietary Materials are not available for review or use by members of the public All of the Proprietary Materials for each party are and shall at all times remain confidential and proprietary and constitute valuable trade secrets of the respective party. Except in the ordinary course of performing its obligations under this Agreement and except upon Manager's or IPA's prior written consent to the other party, IPA and Manager shall not disclose to anyone, use, copy, or take any such trade secrets or confidential and proprietary information for Manager's or IPA's benefit or gain either during the term of this Agreement or at any time after the termination hereof. Upon any expiration or earlier termination of this Agreement for any reason, IPA and Manager shall not, without the prior written consent of the
                                      -20-
     other party, take or use any of IPA or Manager's Proprietary Materials, and shall return to IPA or Manager all, of the other party's Proprietary Materials in their possession or control.

          13.2. At all times during the term hereof and following the termination of this Agreement, neither IPA or Manager shall not, directly or indirectly, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between IPA or Manager and any health care provider or supplier (including, without limitation, any physician or osteopath), or any employee, independent contractor, consultant or agent of IPA or manager. Manager and IPA further agree not to hire, engage or contract with, either as an independent contractor, employee or in any other capacity, any personnel of the other party during the first twelve (12) months following the effective expiration or termination date hereof without the other party's prior written consent.

          13.3. The provisions of this Section 13 shall survive the termination of this Agreement.

     14. Independent Contractors.

     The parties  hereto  acknowledge  and agree that the  relationship  created between Manager and IPA is. strictly that of independent contractors. Nothing contained herein shall be construed as creating a partnership or joint venture relationship between the parties. Each party hereto shall be responsible for all compensation, salaries, taxes, withholdings, contributions, benefits, and workers' compensation insurance with respect to all personnel employed or 1, contracted by said party and shall indemnify, defend, and hold harmless the other party and, its officers, directors, agents, contractors, representatives and employees (and, in the case of IPA's indemnification of Manager, Manager's affiliates and subcontractors) from and against any and all liability, loss, damages, claims, causes of action, and expenses associated therewith (including, without limitation, attorneys' fees) caused or asserted to have been caused, directly or indirectly, by or as s result of same. The provisions of this Section shall survive the expiration or earlier termination of this Agreement.

     15. Miscellaneous

     15.1. No Third Party Beneficiaries. The parties intend that the benefits of this Agreement shall inure only to Manager and IPA and not to any third person, except as expressly so stated herein. Notwithstanding anything contained herein, or ,any conduct or course of conduct by any party hereto, before or after signing this Agreement, this Agreement shall not be
                                      -21-
construed as creating any right, claim or cause of action against either Manager or IPA by any other person or entity.

     15.2. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and all documents referred to herein, constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all other and prior agreements on the same subject, whether written or oral, and contains all of the covenants and agreements between the parties with respect to the subject matter hereof. Each parity to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally. or otherwise, have been made by the other party(ies), or by anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     15.3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs (as applicable), legal representatives and permitted successors;, and assigns. IPA may not assign this Agreement or the rights, interests or obligations hereunder. Any assignment or delegation in contravention of this Section 15.3 shall be null and void.

     15.4. Counterparts. This Agreement, and any amendments thereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

     15.5. Headings The section headings contained in this Agreement are inserted for convenience only and shall not effect in any way the meaning or interpretation of this Agreement.

     15.6. Notices. Any notices required or permitted to be given hereunder by either party to the other shall be in writing and shall be deemed delivered upon personal delivery or delivery by electronic facsimile; twenty-four (24) hours following deposit with a courier for overnight delivery; or seventy-two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may specify in writing:

If to IPA:                 Latino Care Network Medical Group, Inc.
                           8635 5. Florence Ave., Suite 207
                           Downey, CA 90240
                           Attention: Roberto Chiprut, M.D.

     with a copy to:      Cooper, Margolin & Biatch
                          1970 Broadway, Suite 940
                          Oakland, California 94612
                          Attention: Eric P. Gold, Esq.

If to Manager:            LatinoCare Management Corporation
                          8635 E. Florence Ave., Suite 207
                          Downey, CA 90240
                          Attention: Jose J. Gonzalez


    with copies to:      Miller & Holguin
                         1801 Century Park East, 7th Floor
                         Los Angeles, California 90067
                         Attention: Dale S. Miller, Esq.

                         Cedars Sinai Medical Center
                         8700 Beverly Blvd.
                         Los Angeles, California 90048
                         Attention: Joseph C. Luevanos

     15.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     15.8. Amendment. This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by both parties.

     15.9. Severabilitv. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will nevertheless continue in full force and effect, unless such invalidity or unenforceability would defeat an essential business purpose of this Agreement.

     15.10. Exhibits. All exhibits attached to this Agreement are incorporated herein by this reference and all references herein to "Agreement" shall mean this Agreement together with all such exhibits.

     15.11. Time of Essence. Time is expressly made of the essence of this Agreement and each and every provision hereof of which time of performance is a factor.

     15.12. Dispute Resolution.

          15.12.1. In the event the parties, hereto are unable to resolve any and all disputes in connections, with this Agreement, either party may commence arbitration by sending a written demand for arbitration to the other party, setting forth the nature of the matter to be resolved by arbitration. Except as may be expressly provided to the contrary herein, the arbitration procedure described n this Section shall be the sole means of resolving any disputes hereunder.

          15.12.2. There shall be one arbitrator; who shall be mutually selected by the parties and who must be knowledgeable of the independent practice association and management services organization industry. If the parties shall fail to select a mutually acceptable arbitrator within ten (10) days after the demand for arbitration is mailed, then the parties stipulate to arbitration before a retired judge sitting on the Los Angeles Judicial Arbitration, Mutilation Services (JAMS) panel who is knowledgeable of the independent practice association and management services organization industry.

          15.12.3. The parties shall share all costs of arbitration. The prevailing party shall be entitled to reimbursement by the other party of such party's attorneys' fees and costs and any arbitration fees and expenses incurred in connection with the arbitration hereunder.

          15.12.4. The substantive law of the State of California shall be applied by the arbitrator. The parties shall have the rights of discovery as provided for in Part 4 of the California Code of Civil Procedure. The California Code of Evidence shall apply to testimony and documents submitted to the arbitrator.

          15.12.5. Arbitration shall take place in Los Angeles, California unless the parties otherwise agree. As soon as reasonably practicable, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable thereafter, the arbitrator shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator and mailed to each of the parties and their legal counsel.

          15.12.6. All decisions of the arbitrator shall be final, binding and conclusive on the parties and shall constitute the only method of resolving disputes or matters subject to arbitration pursuant to this Agreement. The arbitrator or a court of appropriate jurisdiction may issue a writ of execution to enforce the arbitrator's judgment. Judgment
                                      -24-
     may be entered upon such a decision in accordance with applicable law in any court having jurisdiction thereof.

          15.12.7. Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief, and grant ,the arbitrator the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order.

          15.12.8. Notwithstanding the foregoing, any and all arbitration proceedings are conditional upon such proceedings being covered under the parties' respective risk, insurance policies.

     15.13. Attorneys' Fees. Should either party institute any action or procedure to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including, without limitation, arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expensed, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     15.14. Further Assurances. The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.)

     15.15. Rights Cumulative. The various rights and remedies herein grated to Manager or IPA shall be cumulative and in addition to any other rights Manager or IPA, respectively, may be entitled to under law. The exercise of one or more rights or remedies shall not impair the right of Manager or IPA to exercise any other right or remedy, at law or equity.

     15.16. Federal Social Security Requirements.  Pursuant to Section 1395x (V)
(1) (I) of Title 42 of the United States Code, with respect to any services furnished under the terms of this Agreement if the value or cost of which is Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, until the expiration of four (4) years after the termination of this Agreement, Manager shall make available upon written request to the Secretary of the United States Department of Health and Human Services, or upon request by the Comptroller General of the United States General Accounting office, or any of their
                                      -25-
duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by Manager under this Agreement.

     Manager further agrees that in the event Manager carries out any of its duties under this Agreement through a subcontract, with a value or cost of Ten Thousand Dollars ($10,000) more over a twelve (12) month period, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the subcontractor shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting office, or any of their duly authorized representatives, the subcontract and such books,, documents and records of such organization as are necessary to verify the nature and extent of such costs.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGER                                 IPA

BY. ___________________________         BY: _________________________

Its: __________________________         BY: _________________________

LIST OF EXHIBITS AND SCHEDULES

Exhibits

     A    - Master Lease

     B    - Furniture Fixtures & Equipment

     C    - Manager's Performance Standards

     D    - Power of Agency

     E    - Management Fee

     F    - Security Agreement

     G    - Assignable Option Agreement

                                   EXHIBIT "A"

                                  MASTER LEASE

                                   EXHIBIT "B"

                         FURNITURE, FIXTURES & EQUIPMENT

                                   EXHIBIT "C"

                        MANANAGER'S PERFORMANCE STANDARDS

                                   EXHIBIT "D"

                                 MANAGEMENT FEE

                                   EXHIBIT "D"

                                 MANAGEMENT FEE.



     Compensation to Manager for IPA enrollment of (O to 20,000 enrollees) Manager shall receive 160 (sixteen percent) of total capitation received by IPA. Manager will receive 50% (fifty percent) of IPA's share of the hospital risk pool (with HMO or hospital). Manager will receive 50% (fifty percent) of IPA's share of the specialty risk pool.

     Compensation to Manager for IPA enrollment of 20,000 - 3,0000 enrollees) Manager shall receive 15% (fifteen percent) of total capitation received by IPA. Manger will receive 50% (fifty percent) of IPA's share of the hospital risk pool (with HMO or hospital). Manager will receive 50% (fifty-percent) of IPA's share of the specialty risk pool.

     Compensation to Manager for IPA enrollment of 30,000 - 40,000 enrollees) Manager shall receive 14% (fourteen percent) of total capitation received by IPA. Manger will receive 50% (fifty percent) of IPA's share of the hospital risk pool (with HMO or hospital). Manager will receive 50% (fifty percent) of IPA's share of the specialty risk pool.

     Compensation to Manager for IPA enrollment of (more than 40,000 enrollees) Manager shall receive 12% (twelve percent) of total capitation received by IPA. Manager will receive 50% (fifty percent) of IPA's share of the hospital risk pool (with HMO or hospital). Manager will receive 50% (fifty percent) of IPA's share of the specialty risk pool.

     Note: Percentage of IPA's share of hospital risk-pool is excess after all financial obligations are met.

                                   EXHIBIT "E"

                               SECURITY AGREEMENT

                                   EXHIBIT "E"

                               SECURITY AGREEMENT

     This Security Agreement ("Agreement"), dated as of 30th Nov, 1995, is made by and between LatinoCare Management Corporation, Inc., a California corporation ("Manager") and LatinoCare Network Medical Group, Inc., a California professional corporation ("IPA").

                                    RECITALS

     A. WHEREAS, pursuant to an Agreement (the "Agreement"), of even date herewith, between IPA and Manager, IPA pledged all of its rights in the accounts receivable and proceeds there from to Manager to secure payment of management fees accrued and owing Manager thereunder;

     WHEREAS, the IPA is obligated as a condition to Manager's performance to execute and deliver this Security Agreement;

     NOW, THEREFORE, in consideration of they, foregoing promises and the mutual covenants and conditions herein, the parties hereby agree as follows:

     1. Grant of Security. As assurance and security for prompt and complete payment by the IPA of advances, management fees or other financial obligations and the continued performance of Manager under the Agreement, IPA hereby grants to Manager a security interest in all present and future right, (title and interest of IPA in or to any and all present and future accounts receivable and all moneys, securities, drafts, notes, and items of IPA proceeds therefrom, together with all substitutions and Replacements for and products of any of the foregoing property and together with all proceeds of insurance, sale, lease or other disposition of any and all of the foregoing property (the "Collateral").

     2. Indebtedness. The Collateral secures and will secure all indebtedness owed by IPA's to Manager under the Agreement and any other document or instrument relating thereto (all such documents shall be referred to herein as "Documents"

     3. Representations, Warranties and Covenants. IPA hereby represents, warrants and covenants that:

          (a) All of the Collateral of the IPA pledged, to Manager are and will be validly created obligations of each of
                                      -1-
     the obligors who incurred same for services actually rendered in the ordinary course of business;

          (b) The Collateral is not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third person;

          (c) IPA will properly maintain and care for the Collateral, not cause or permit any waste or confiscation of the Collateral, and pay all taxes, assessments and loins now or hereafter imposed on the Collateral;

          (d) IPA will promptly notify the Manager in writing prior to any change in IPA's places of business, or if IPA has or acquires additional places of business.

          (e) IPA will immediately notify Manager of any proposed or actual change of IPA's name, identity or corporate structure and if IPA decides to conduct business under any other name or through any other entity other than those set forth in the Agreement;

          (f) IPA will not sell, contract for sale or, otherwise dispose of any of he Collateral except with Manager's prior written consent;

          (g) IPA will comply with all local, state and federal laws and regulations applicable to its business, and IPA shall notify Manager immediately in detail of any actual or alleged breach, violation, default or failure to comply with or perform under any such laws or regulations, or of the occurrence or existence of any facts) or circumstances which, with the passage of time or the giving of notice or both, could create a breach, violation, default or failure;

          (h) IPA (shall perform and comply with all of the provisions of the Agreement executed of even date herewith;

          (i) IPA will promptly notify Manager in writing of any event which affects the value of the Collateral, the ability of IPA or Manager to dispose of the Collateral, or the rights and remedies of the Manager in relationship thereto, including, but not limited to, the levy of any legal process against the collateral and the adoption of any order, arrangement or procedure affecting the Collateral, whether governmental or otherwise;

          (j) The security interest granted to Manager on the date hereof is and shall at all times remain first in priority, not subject to any other security interest, and IPA shall not
                                      -2-
     encumber the Collateral or any part thereof without the prior written consent of The Manager.

     4. Additional Covenants. IPA hereby agrees that Manager may at any time at its option, whether or not IPA is in default, do any one or more of the following, and IPA hereby agrees to promptly comply therewith:

          (a) Require IPA to segregate all collections and proceeds of the Collateral so that they are capable of identification;

          (b) Require IPA to periodically deliver to the manager records and schedules (in such form as deemed satisfactory to the Manager) which show the status and condition of the Collateral, where it is located and such contracts or other maters which affect the Collateral,;

          (c) Verify the Collateral and inspect the books and records of IPA and make copies thereof or extracts therefrom;

          (d) Require IPA to deliver to the Manager any receivables evidenced by instruments or chattel paper;

          (e) Require IPA to obtain the Manager's prior written consent to any sale, contract of sale or other disposition of the Collateral;

          (f) Not any account debtors, any buyers of the Collateral or any other persons of the Manager's interest in the Collateral and the proceeds thereof;

          (g) Require IPA to direct all account debtors to forward all remittances, payments and proceeds of the Collateral to a post office box under Manager's exclusive control;

          (h) Demand and collect any receivables and any proceeds of the Collateral. In connection therewith, IPA irrevocably authorizes the Manger to endorse or sign IPA's name on all collections, receipts or other documents, take possession of and open the mail addressed to IPA and remove therefrom payments of receivables and proceeds of the Collateral.

     5. Rights of Manager. Manager shall have, with respect to the Collateral, the rights and obligations of a secured party under the Uniform Commercial Code as adopted in California. III No renewal or extension of the Agreement, no release or surrender of any Collateral given as security in connection therewith, and no delay in enforcement thereof or in exercising any right or power with respect thereto or hereunder shall
                                      -3-
affect the rights of Manager with respect to the collateral or any part thereof.

     6. Defaults. Any one or more of the following shall be a default hereunder:

          (a) IPA s all fail to pay any indebtedness owed to the Manager when due;

          (b) IPA shall breach any term, provision, warranty or representation under this Agreement, the Agreement or, under any other agreement or contract between IPA and Manager, or obligation of IPA to the Manager;

          (c) If any warranty, representation, statement, report or profit and loss Certificate furnished by IPA to the Manager proves false or incorrect in any material respect; or

          (d) A default under any other Document shall have occurred.

          (e) (i) The commencement of an involuntary case with the filing of a petition against IPA seeking reorganization or liquidation under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; or the commencement of an action seeking the appointment of a receiver, trustee or other similar official for IPA or for any substantial part of IPA's property and such involuntary case, petition or action is not being actively contested and is not dismissed within sixty (60) days after the filing thereof;

               (ii) The commencement of a voluntary case or the filing of a petition by IPA seeking reorganization or liquidation under any applicable federal or state bankruptcy, insolvency or other similar law;

               (iii) The Assignment by IPA for the benefit of creditors;

               (iv) he failure of IPA to pay its debt generally as they become due or the omission by it in writing of its inability to pay its debts generally as they become due; or


               (v) the taking of any corporate action by IPA or its Board of Directors or any committee thereof for the purpose of causing any of the foregoing to occur.

     7. Remedies. In the event of any default hereunder, the Manager (in its sole) discretion), may do any one or more of the following:

          (a) Declare any indebtedness secured hereby immediately due and payable;

          (b) Enforce the security interest give hereunder pursuant to the California Uniform Commercial Code or any other law;

          (c) Require IPA to assemble the Collateral and the records pertaining to the Collateral and make them available to the Manager at a placed sign dated by Manager;

          (d) Enter the premises of IPA or the Real Property, as applicable, take possession of the Collateral and of the records pertaining to the Collateral;

          (e) Grant extensions, compromise claims arid sell the Collateral for less than face value;

          (f) Use, in connection with any assembly or disposition of the Collateral, ally fictitious business name, trademark, trade name, trade style, copyright, patent right or technical process used or utilized by IPA in connection therewith;

          (g) Proceed in the foreclosure of Managers security interest and sale of the Collateral in any manner permitted by law or this Agreement;

          (h) Retain the Collateral in full satisfaction of the obligations secured hereby; or

          (i) Sell, assign or deliver as much of the Collateral as is reasonably necessary to repay the defaulted indebtedness (together with expenses attendant upon such sale and repayment), at public or private sale, as Manager may elect, either for cash or on credit, without assumption of any credit risk and without demand or advertisement (unless otherwise required by law).

     At any such private or public sale of the Collateral or part thereof, Manager may purchase and pay for the same by cancellation of the obligations of IPA under the Agreement, equal to the purchase price and free of any right of redemption on the part of IPA. Manager agrees, however, that IPA shall have all rights, including rights of notice, provided by the Uniform Commercial Code as adopted in California. In any case where notice is required, five days notice shall be deemed reasonable notice. In the event of any sale hereunder, Manager shall apply
                                      -5-
the proceeds in the order set forth below. Manager may have resort to the Collateral or any portion thereof with no requirements on the part of Manager to proceed first against any other person or property.

     Proceeds from the sale of the Collateral or any part thereof shall be applied by Manager in the following order:

          (i) the payment of the costs and expenses of collection incurred by Manager, including, without limitation, attorneys' fees and all other reasonable expenses, liabilities and costs incurred by Manager in connection therewith;

          (ii) To the payment of the whole amount then owing and unpaid for advances and/or management fees;

          (iii) To the payment in full of all other obligations of IPA under the Agreement; and

          (iv) To the payment to IPA of any surplus then remaining from such proceeds.

     8. Miscellaneous.

     (a) Any waiver, expressed or implied, of any provision hereunder and any delay or failure by Manager to enforce any provision shall not preclude Manager from enforcing any such provision thereafter.

     (b) IPA shall, at the request of Manager, execute such other agreements, documents or instruments in connection with this Agreement as Manager may reasonably deem necessary, including but not limited to financing statements and continuation statements to evidence the security interest granted hereby.

     (c) This Agreement shall be governed by and construed according to the laws of the State of California.

     (d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any of the right or remedy.

     (e) All terms not defined herein are used as set forth in the California Uniform Commercial Code.

     (f) In the event of any action by the Manager to enforce this Agreement or to protect the security interest of the Manager in the Collateral, IPA agrees to pay the costs thereof, including reasonable attorneys fees and other expenses.

     (g) If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall no way be affected, impaired invalidated.

     (h) Upon the termination of the Agreement and payment in full of the accrued management fees thereunder, and will deliver to IPA any part of the Collateral delivered to Manager and held by Manager hereunder.

     (i) This Agreement shall not be released, (discharged, changed or modified in any manner, except by an instrument signed by a duly authorized, officer or representative of both IPA and Manager. No oral explanation or oral information by either of the parties hereto shall alter the meaning or interpretation of this Agreement.

     (j) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

     9. Notices.

     Any notice to be given pursuant to this Agreement shall be deemed effectively the same day when such notice is given personally, or by telephone, telegram, or electronic transmission to the President of the party to whom notice is being given. Notice by mail shall be deemed effective three days after deposit in the United State mail, and properly addressed with postage prepaid.

Notices to IPA shall be given at:

                                 Latino Care Network Medical Group, Inc.
                                 8635 E. Florence Ave., Suite 207
                                 Downey, CA 90240
                                 Attention:      Roberto Chiprut, M.D.

          with a copy to:                    Cooper, Margolin & Biatch
                                             1970 Broadway, Suite 940
                                             Oakland, California 94612
                                             Attention: Eric P. Gold, Esq.

Notices to Manager shall be given at:

                                LatinoCare Management Corporation
                                8635 E. Florence Ave., Suite 207
                                Downey, CA 90240
                                Attention: Jose J. Gonzalez

with copies to:                              Miller & Holguin
                                             1801 Century Park East, 7th Floor
                                             Los Angeles, California 90067
                                             Attention: Dale S. Miller, Esq.

                                             Cedars Sinai Medical Center
                                             8700 Beverly Blvd.
                                             Los Angeles, California 90048
                                             Attention: Joseph C. Luevanos

     IN WITNESS WHEREOF, IPA and Manager have caused this Agreement to be duly executed as of the date set forth above.

MANAGER

By: ___________________________    By:__________________________

Its:____________________________   Its:_________________________

                                   EXHIBIT "F"

                           ASSIGNABLE OPTION AGREEMENT

                                   EXHIBIT "F"

                           ASSIGNABLE OPTION AGREEMENT

     THIS ASSIGNABLE OPTION AGREEMENT ("Agreement") is made as of this 30th day of November, 1995 by and between LATINOCARE MANAGEMENT CORPORATION ("Manager"), a California corporation, LATINOCARE NETWORK MEDICAL GROUP, INC., a California professional corporation ("IPA"), together with Roberto Chiprut, M.D., IPA's sole shareholder (hereinafter referred to as "Shareholder") with reference to the following facts:


                                    RECITALS

     A. IPA is a professional corporation that is organized and operated as an independent practice association (the "Practice"), and Shareholder owns, all of the issued and outstanding common shares of IPA (the "Shares").

     B. IPA has entered into a Management Agreement (the "Management Agreement") of even date herewith, with Manager pursuant to which Manager has been engaged by IPA to provide a full scope of management, administrative, clerical and billing, claims pursuant and collection, cash flow management and marketing services.

     C. Manager, directly and through its affiliates, will commit substantial resources and incur substantial expenses, and Manager has considerable experience and expertise to provide the management services required pursuant to the Management Agreement, all of which are anticipated to improve the quality of services and efficiency of the Practice.

     D. IPA and Manager desire to provide for the orderly, preplanned disposition of the IPA upon the occurrence of certain events. As such, IPA desires to grant to Manager, and Manager desires to acquire from IPA, (i) an assignable option to purchase all of the assets of IPA, and (ii) the right to designate the purchaser ("Successor Physician") of all or part of the ,issued and outstanding shares in IPA. When used in this Agreement, the term "Assets" shall mean fall of IPA's and Shareholder's right, title, interest and estate 1in and to all the assets of every kind and description used in or pertaining to the Practice, including but not limited to the assets set forth on Exhibit A. When used in this Agreement, the term "Shares" shall mean all of Shareholder's right, title, interest and estate in and to all of issued and outstanding stock in IPA's Corporation, including any rights to any additional shares, preemptive rights, warrants, and the like, as set forth on Exhibit B.
                                      -1-

     NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, IPA, Shareholder, and Manager agree as follows:

     1. Grant of Option.

     1.1 IPA hereby grants to Manager an assignable option to purchase all or any part of the Assets (the "Assets Option"), on the terms and subject to the conditions get forth in this Agreement.

     1.2 IPA and Shareholder hereby grant to Manager the assignable right to designate a Successor Physician or Successor Physicians, which person or persons must be duly licensed physicians in the State of California or otherwise permitted by law, to be a shareholder in a professional association, to purchase all or part of the Shares (the "Shares Option"), on the terms and subject to the conditions set forth herein. In its sole discretion, Manager may designate which Shareholder's Shares is to be purchased. The Assets Option and the Shares Option are collectively the "Option."

     1.3 IPA and Shareholder represent and warrant that as of the day-and year first above written and during the term of this Agreement, Exhibits A and B are true and complete listings of the Assets and Shares, as revised from time to time pursuant to this Agreement.

     1.4 IPA shall hot recognize any share transfer or other action not in compliance with the terms of this Agreement.

     2. Term of Agreement. The term of this Agreement (the "Term") shall commence on the date hereof and shall expire on the thirtieth (30th) annual anniversary hereof unless earlier terminated as provided below. The term of this Agreement shall be automatically extended for additional terms of ten (10) years each, unless Manager delivers to IPA, not less then twelve (12) months nor earlier than fifteen (15) months prior to the expiration of the preceding term, written notice of Manager's intention not to extend the term of this Agreement.

     3. Option Price. The purchase price for the option (the "Option Price is five hundred Dollars ($500.00) and IPA and Shareholder acknowledge receipt of such payment.

     4. Exercise of Option.

     4.1 During the Term of this Agreement, Manager may elect to exercise the option only to the extent that IPA or a Shareholder attempts to sell or transfer the Assets and/or his or her Shares. In the event of any such attempt to sell or transfer the Assets or Shares, Manager may exercise either the Assets Option or the Shares option, or both, in its sole discretion.

     4.2 Notwithstanding the provisions of Section 4.1, if IPA or Shareholder violates any of the terms of this Agreement or any other agreement between IPA and Manager, the limitation with respect to Manager's, right to exercise the Option immediately terminates and Manager may exercise either the Assets Option or the Shares Option, or both, at any time.

     4.3 Notwithstanding the provisions of Section 4.1, if IPA or a Shareholder dies or becomes permanently disabled during the Term of this Agreement, the limitation with respect to Manager's right to exercise the Option immediately terminates and Manager may exercise either the Assets Option or the Shares Option, or both, at any time. For purposes of this Agreement, the term "permanent disability" means any illness, injury, disease or condition, whether mental or physical, which, for a continuous period of thirty (30) days, (a) prevents IPA or a Shareholder from performing his or her duties as a shareholder, director, officer and/or employee of IPA or! (b) substantially impairs IPA's or a Shareholder's ability to practice medicine or to perform his or her obligations under the Participating Provider Agreement with IPA.

     4.4 To the extent that the Assets Option is exercised by Manager, Manager will send IPA a written notice (the "Assets Exercise Notice") specifying the Assets to be purchased. Upon exercise of the Assets Option as to the purchase of any, or all of the Assets, IPA and Manager shall be deemed to have entered into, respectively, a purchase and sale agreement, covering the Assets specified in the Exercise Notice. Manager may exercise the Assets Option as many times s Manager elects in its sole discretion.

     4.5 To the extent that the Shares Option is exercised by Manager, Manager will send IPA a written notice (the "Shares Exercise Notice") specifying the Shares to be purchased. Upon exercise of the Shares Option as to the purchase of any or all of the Shares, IPA and Manager shall be deemed to have entered into, respectively, a purchase and sale agreement, covering the Shares specified in the Exercise Notice. Manager may designate
                                      -3-
the Successor Physician(s), who will exercise the Shares Option as many times as Manager elects in its sole discretion.

     4.6 The Assets Option and the Shares Option are independent of each other, and can be exercised at different times during the Option Term.

     4.7 Manager may cancel any Exercise Notice at any time.

     4.8 IPA and Shareholder shall cooperate with Manager in any due diligence.

     5. Assignment of the Option. Manager may elect to assign either or both the Assets Option and/or the Shares Option to any person, by a written assignment, signed by both Manager and the assignee, which designates the, Assets or Shares. Thereafter, only the assignee named in the assignment shall have the right to exercise the applicable Assets Option and/or the Shares Option as to the designated Assets and/or Shares, and that assignee, rather than Manager, shall enter and/or the purchase agreement upon exercise of the Assets Option and/or the Shares Option, as applicable. When the context so requires in this Agreement, the term "Manager" shall be deemed to refer too an assignee holding an assignment of the option with respect to those Assets, and the terms "party" and "parties" shall be deemed to include that assignee.

     6. Purchase Price of the Assets or Shares.

     6.1 Purchase Price.

          a. Assets Purchase Price. The Assets Purchase Price for the Assets shall be base, on the fair market value established by an appraisal completed by an independent third party selected by Manager. In calculating the fair market value of the Assets the appraiser will be required to assign a value to the expected future profitability of the IPA. The purchase price of any partial purchase of the Assets shall be a pro-rata percentage of the full Assets Purchase Price;

          b. Shares Purchase Price. The Shares Purchase Price shall be based on the fair market value established by an appraisal completed by an independent third party selected by Manager. The purchase price of less than all of the issued and outstanding Shares is a pro-rata percentage of the full Shares Purchase Price.

          6.2  Payment.  For the Assets,  Manager  shall pay IPA the  applicable
     Purchase Price at Closing in the form of immediately available funds transferred by wire to an account at a financial
                                      -4-
     institution designated by IPA. For the Shares, Manager shall cause the Successor Physician to pay the respective Shareholder.

     6.3 Closing. The transactions contemplated by this Agreement are to close forty-five (45) days after the date of any Exercise Notice ("Closing"), unless extended by Manager.

     7. Additional Obligations of IPA.

     7.1 Affirmative, Covenants. To the extent that IPA and Shareholder participate in the Practice and own, control, or use the Assets, IPA and Shareholder shall:

          a. Conduct of Practice. Conduct IPA's business efficiently and without voluntary interruption and preserve all rights, privileges, and franchises held by IPA and IPA's Practice, including the maintenance of all contracts, copyrights, trademarks, licenses, registrations, etc.;

          b. Use. Make use of the Assets with reasonable care to prevent diminution in value of the Practice and the Assets, and keep the Assets in good repair;

          c. Value. Perform all acts necessary to maintain, preserve, and protect the Assets, and maintain fire and extended coverage insurance on the Assets in the amounts and under policies acceptable to Manager, and to provide Manager with the original policies and certificates at Manager's request;

          d. Financing Statements. Execute and deliver to Manager all financing statements and other documents that Manager requests, in order to put third parties on notice of this Agreement;

          e. Access. Permit Manager, its representatives, and its agents to inspect the Assets at any time, and to make copies of records pertaining to it, at reasonable times at Manager's request;

          f. Reports. Furnish Manager the reports relating to the Assets at Manager's request;

          g. Defaults. Notify Manager promptly in writing of any default, potential default, or any development that might have a material adverse effect on the Assets, the shares, or the practice, or of any litigation that may have a material adverse effect on the Practice;

          h. Expenses. Pay all expenses, including attorneys' fees, incurred by Manager in the perfection, preservation, realization, enforcement, and exercise of its rights under this
                                      -5-

     Agreement,  including  but  not  limited  to  accounting,   correspondence,
     collection effort, filing, recording, and record keeping;

          i. Indemnity. Indemnify Manager against loss of any kind, including reasonable attorneys' fees, caused to Manager by reason of its interest in the Assets and/or the Shares;

          j. Taxes. Pay promptly when due all taxes and assessments owed in connection with the Assets and the Shares; and

          k. Delivery of Certificates. Deliver to Manager all certificates heretofore issued representing all of the shares of IPA's capital shares held of record or beneficially owned by each and every Shareholder, and each certificate hereafter issued representing any share of IPA's capital shares, with each certificate endorsed in blank for transfer. Each such certificate shall have affixed Into the back of the certificate a legend substantially as follows:

     The rights of any holder of any share evidenced by this certificate, including the right to dispose of the securities represented by this certificate or any interest therein, are subject to and restricted by a certain Assignable Option Agreement, dated October ,1995, among the issuer, all the issuers shareholders, and The issuer will mail without charge to any holder of these shares a copy of such agreement within five (5) days of receipt by the issuer of a written request therefore.

     7.2 Negative Covenants. Without the prior written consent of Manager, IPA and Shareholder shall not:

          a. Transfer. Sell, lease, transfer, or otherwise dispose of the Assets and Share;

          b. Debt. Incur, guarantee, assume or otherwise become liable for any borrowing or increase any existing indebtedness; or discharge or cancel any debt owed to IPA;

          c. No Further Hypothecation. Pledge, hypothecate, encumber, redeem or dispose of the Assets, the Shares, or any interest therein until all of IPA's obligations under this Agreement has been fully satisfied or the ______ or the Shares has been released;

          d. Location. Move the Assets from their present locations without the prior written consent of Manager;

          e. Use. Use the Assets or the Shares for any unlawful purpose or in any way that would void any effective insurance;

          f. Name and Location Chances. Change the name or place of business or use a Fictitious business name without the prior express consent of Manager; and

          g. Issuance of Shares; Change in Ownership; Mergers and Consolidation. Permit any issuance of Shares, other equity, or debt; permit any change in the composition or respective percentage ownership of IPA; permit IPA to be merged, consolidated or otherwise reorganized with or into any other association, corporation, partnership, trade, business, or the like; amend or otherwise modify its articles of association and bylaws; dissolve; or enter into any agreement with any person to do any of the foregoing.

     8. Confidentiality. The parties shall use all good faith efforts to keep the contents of this Agreement and all other aspects of the negotiations preceding execution of this Agreement confidential. unless required by law, IPA, Shareholder, and Manager shall not disclose the content of this Agreement or the negotiations leading to this Agreement to third parties without the prior written consent of the other party. Manager shall ensure that all of the assignees likewise comply with the obligations of confidentiality imposed by this Section, except that Manager and the assignees may disclose the contents of such to their respective agents, representatives, contractors, and employees to the extent necessary to exercise their respective rights or perform their respective obligations hereunder.

     9. General.

     9.1 Compliance with Law. IPA and each Shareholder shall comply with all applicable requirements of the California Board of Medical Examiners, California Medical Association, American Medical Association, the Medicare and Medicaid programs, applicable state law and regulations, and other licensing and accreditation authorities.

     9.2 Relationship of Parties. In the exercise of their respective and the performance of their respective obligations under this Agreement IPA and Shareholder on the one hand and Manager (or any assignee) on the other hand are acting in the capacity of the grantor and grantee of an option to purchase all or a portion of the Assets and/or Shares, and nothing in this Agreement is intended in or shall be construed to create between the parties an employer/ employee relationship, a partnership or joint venture relationship or a landlord/tenant relationship.

     9.3 Assignment. Notwithstanding any other provision of this Agreement, neither this Agreement nor the rights and duties of this Agreement may be assigned or delegated by IPA or Shareholder. This Agreement binds the successors, heirs, and authorized assignees of the parties.

     9.4 Entire Agreement. Except as expressly provided in this Agreement to the contrary, this Agreement, including its incorporated exhibits constitutes the entire agreement between the parties with respect to the Option, and supersedes all other and prior agreements on t e same subject, whether written or oral, and contains all of the covenants and agreements between the parties with respect to the subject matter hereof. Except as expressly provided in this Agreement to the contrary, each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any other party hereto, or by anyone acting on behalf of any party hereto; that are not embodied herein, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     9.5 Counterparts. This Agreement, and any amendments thereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

     9.6 Headings.  The section headings  contained in this Agreement are insert
for   convenience   only  and  shall  not  affect  in  any  way  the  meaning  r interpretation of this Agreement.

     9.7 Notices. Any notices required or permitted to be given hereunder by any party to another shall be in writing and shall be deemed delivered upon personal delivery, twenty-four (24) hours following deposit wit a courier for overnight delivery or seventy two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may specify in writing:

Notices to IPA shall be given at:

               LatinoCare Network Medical Group, Inc.
               8635 Florence Ave., Suite 207
               Downey, CA 90240
               Attention: Roberto Chiprut, M.D.

         with a copy to:                     Cooper, Margolin & Biatch
                                             1970 Broadway, Suite 940
                                             Oakland, California 94612
                                             Attention: Eric P. Gold, Esq.

Notices to Manager shall be given at:

             LatinoCare Management Corporation
             8635 : Florence Ave., Suite 207
             Downey, CA 90240
             Attention: Jose J. Gonzalez

with copies to:                             Miller & Holguin
                                            1801 Century Park East, 7th Floor
                                            Los Angeles, California 90067
                                            Attention: Dale S. Miller, Esq.

                                            Cedars Sinai Medical Center
                                            8700 Beverly Blvd.
                                            Los Angeles, California 90048
                                            Attention: Joseph C. Luevanos

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9.9 Amendment. This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by both parties.

     9.10 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will nevertheless continue in full force a d effect, unless such invalidity or unenforceability would defeat an essential business purpose of this Agreement.

     9.11 Fees and Expenses. IPA, Shareholder, and manager each shall bear their own expenses, including, without limitation, attorneys' and accountants' fees, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

     9.12 Exhibits and Schedules. All attachments and schedules attached to this agreement are incorporated herein by this reference and all references herein to "Agreement" shall mean this Agreement together with all such exhibits and schedules.

     9.13 Time of Essence. Time is expressly made of the essence of this Agreement an each and every provision hereof of which time of performance is a actor.

     9.14 Dispute Revolution. In the event the parties hereto are unable to resolve any dispute in connection with this Agreement, the parties may mutually agree to arbitrate as set forth below.

          a. There shall be one arbitrator. If the parties shall fail to select a mutual acceptable arbitrator within ten (10) days after the demand for arbitration is mailed, then the parties stipulate to arbitration before a retired judge sitting on the Los Angeles, California, Judicial Arbitration Mediation Services (JAMS) panel.

          b: The substantive law of the State of California shall be applied by the arbitrator.

          c. Arbitration shall take place in Los Angeles, California, unless IPA and a majority of the other parties otherwise agree. As soon as reasonably practicable, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable thereafter, the arbitrator shall arrive at a final decision, which shall be reduced to writing, signed y the arbitrator and mailed to each of the parties and their legal counsel.

          d. All decisions of the arbitrator shall be final, binding and conclusive on the parties and shall constitute the only method of resolving disputes or matters subject to arbitration pursuant to this Agreement. The arbitrator or a court of appropriate jurisdiction may issue a writ of execution to enforce the arbitrator's judgment. Judgment may be entered upon such a decision in accordance with applicable law in any court having jurisdiction thereof

          e. Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief, and grant the arbitrator the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order.

          f. Notwithstanding the foregoing, any and all arbitration proceedings are conditional upon such proceedings being covered within the parties' respective risk insurance policies.

     9.15 Attorneys' Fees. Should any of the parties hereto institute any action or procedure to enforce this Agreement or any provision hereof (including without limitation, arbitration), or for damages by reason of any alleged breach of this Agreement or of any provision hereof!,, or for a declaration of rights hereunder (including, without limitation, by means of arbitration), the prevailing party in any such action or proceeding shall he entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     9.16 Further Assurances. The parties shall take such actions and execute and deliver such further documentation as may reasonably-be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.

     9.17 Rights Cumulative. The various rights and remedies herein granted to the II respective parties hereto shall be cumulative and in addition to any other rights any such party may be entitled to under law. The exercise of one or more rights or remedies by a party shall not impair the right of such party to exercise any other right or remedies, at law or equity.

     EVIDENCING their agreement on the above terms and conditions, IPA, Shareholder, and Manager execute this Agreement by their duly authorized representatives as set forth below.

"Manager"

LATINOCARE MANAGEMENT CORPORATION
California corporation

 By:________________________________
    __________________________President

"IPA"

LATINOCARE NETWORK MEDICAL GROUP, INC.,
a California professional corporation

By: __________________________________
Its:__________________________________

"Shareholder"

                           SPOUSAL JOINDER AND CONSENT

     I am the spouse of Jose Gonzalez a Shareholder. To the extent that I own any of the Assets (as that term is defined in the Assignable Option Agreement), I hereby join in the Assignable Option Agreement and agree to be bound by its terms and conditions to the same extent as my spouse. I have read the Assignable Option Agreement, understand its terms and conditions, and to the extent that I have felt it necessary, I have retained independent legal counsel to advise me concerning the legal effect of this Assignable Option Agreement and this Spousal Joinder and Consent.

     I understand and acknowledge that Manager is significantly relying on the validity and accuracy of this Spousal Joinder and Consent in entering into this Assignable Option Agreement.


Executed this 30th day of November, 1995.

Signature: _________________________________
Printed or Typed Name : Maria D'Avila-Gonzalez

                                    EXHIBIT B

                                     SHARES